EXHIBIT 99.1

ESTERLINE TECHNOLOGIES CORPORATION AMENDED AND
RESTATED 1997 STOCK OPTION PLAN

1.  PURPOSE

      The name of this plan is the Esterline Technologies Corporation Amended and Restated 1997 Stock Option Plan (the "Plan"). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers (including officers who are directors) and other key employees who are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.

2.  DEFINITIONS

      2.1 "ADMINISTRATOR" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3.

      2.2 "AFFILIATE" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

      2.3 "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

      2.4 "BOARD" means the Board of Directors of the Company.

      2.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

      2.6 "COMMITTEE" means the Compensation and Stock Option Committee of the Board or any committee the Board may subsequently appoint to administer the Plan. To the extent applicable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

      2.7 "COMPANY" means Esterline Technologies Corporation, a Delaware corporation (or any successor corporation), and its subsidiaries and divisions.

      2.8 "DISABILITY" means the inability of a Participant to perform substantially such Participant's duties and responsibilities to the Company by reason of a physical or mental disability or infirmity (a) for a continuous period of six months or (b) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity which will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

      2.9 "DISINTERESTED PERSON" means a person who, at a given meeting of the Committee or Board of Directors, is not being considered to receive a grant of an Option hereunder.

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      2.10 "EFFECTIVE DATE" shall mean March 5, 1997.

      2.11 "ELIGIBLE RECIPIENT" means selected officers (including officers who are directors) and other key employees of the Company.

      2.12 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      2.13 "FAIR MARKET VALUE" means, as of any given date, with respect to any awards granted hereunder, (a) if the Stock is publicly traded, the closing sale price of the Stock on such date as reported in the Western Edition of the Wall Street Journal, (b) the fair market value of the Stock as determined in accordance with a method prescribed in the instrument evidencing any award hereunder or (c) the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

      2.14 "OPTION" means any option to purchase shares of Stock granted pursuant to Section 7 that is not intended to qualify as an incentive stock option as that term is defined in Section 422 of the Code.

      2.15 "PARTICIPANT" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 below, to receive grants of Options.

      2.16 "PERSON" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

      2.17 "STOCK" means the common stock of the Company, par value $.20 per share.

      2.18 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.  ADMINISTRATION

      The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary to maintain qualification of the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3") by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

      Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant Options to Eligible Recipients. Directors of the Company who are either eligible to be granted Options or to whom Options have been granted may vote on any matters affecting the administration of the Plan or the granting of Options under the Plan; provided, however, that no Option may be granted to a director under the Plan except by:

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(a) The Committee, at a meeting at which a majority of its members are Disinterested Persons; or

(b) The Board of Directors at a meeting at which the majority of directors, and a majority of the directors voting on a grant, are Disinterested Persons.

      In particular, the Administrator shall have the authority: (a) to select those Eligible Recipients who shall be Participants; (b) to determine whether and to what extent Options are to be granted hereunder to Participants; (c) to determine the number of shares of Stock to be covered by each such Option granted hereunder; (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder; and (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Options granted hereunder to Participants.

      The Administrator shall have the authority, in its discretion, (a) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; (b) to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreements relating thereto); (c) to waive compliance either generally or in any one or more particular instances by a Participant with the requirements of any such rule or regulation or any Option, subject to the provisions of the Plan and any other applicable requirements; (d) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan; (e) to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan; and (f) to otherwise supervise the administration of the Plan.

      A majority of the members of the Committee shall constitute a quorum. All decisions, interpretations and determinations made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all of the Committee members.

4.  SHARES SUBJECT TO THE PLAN

      The total number of shares of Stock reserved and available for issuance under the Plan shall be 2,050,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that an Option expires or is otherwise terminated without being exercised, such shares shall again be available for issuance in connection with future awards under the Plan.

      Subject to adjustment from time to time as provided in Section 11, not more than 325,000 shares of Stock may be made subject to an Option under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make one-time grants of up to 650,000 shares to newly hired or newly promoted individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

5.  ELIGIBILITY

      Key employees of the Company (including officers and directors who are employees) shall be eligible for selection by the Administrator as Participants under the Plan. In selecting the individuals to whom Options shall be granted, as well as in determining the number of shares subject

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to each Option, the Administrator shall take into consideration the recommendations of the members of the senior management of the Company and such factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. An individual who has been granted an Option may, if such individual is otherwise eligible, be granted an additional Option or Options.

6.  LIMITATION ON GRANTING OF OPTIONS

      No Option shall be granted under the Plan more than ten (10) years after the Effective Date.

7.  TERMS AND CONDITIONS OF OPTIONS

      All Options granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Administrator shall determine to be appropriate to accomplish the purposes of the Plan:

(a) OPTION PRICE. The option price per share of Stock purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date pursuant to paragraph (b) below. The proceeds of sales of Stock subject to Options are to be added to the general funds of the Company and used for such corporate purposes as the Board may determine.

(b) TIME OF GRANTING OPTIONS. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Administrator completes the corporate action relating to the grant of such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

(c) OPTION TERM. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. In addition, and except as provided in Section 8 hereof, an Option shall not be exercisable unless the holder thereof shall, at the time of exercise, be an employee of the Company or a Subsidiary or an Affiliate of the Company.

(d) EXERCISABILITY. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine. Notwithstanding the foregoing, the Options granted to each of the Company's officers shall become 100% vested and exercisable as of the day before the first to occur of the following events: (1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company's then outstanding securities; (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of the Plan, constitute the Board of Directors of the Company and any new director (other than a

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director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; (3) consummation of a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate at least 70% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company's then outstanding securities; or (4) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 70% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. In addition, all Options granted hereunder shall become 100% vested and exercisable as of the day before consummation of a sale or other disposition which, when aggregated with any other such sale(s) or disposition(s) occurring within 12 months of such sale or disposition, relates to 30% or more of the equity book value of the Company as measured as of the fiscal month-end immediately preceding the first such sale or disposition.

(e) METHOD OF EXERCISE. Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or check acceptable to the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of a broker-assisted cashless exercise procedure that satisfies the regulations of the Federal Reserve Board, or (ii) in the form of shares of Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes).

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8.  EARLY TERMINATION OF OPTIONS

      All Options granted which have not as yet become exercisable shall terminate immediately upon termination of employment for any reason. All exercisable Options that have not been exercised shall terminate as follows:

(a) TERMINATION OF EMPLOYMENT. Unless otherwise provided in the instrument evidencing an Option, all rights to exercise an Option shall terminate on the earlier of three (3) months after the Participant's employment terminates for any reason other than death or disability (within the meaning of the Company's long-term disability plan) and the expiration date of the Option. Transfer from one corporation within the Company to another shall not be deemed termination of employment. The Administrator shall have the authority to determine in each case whether an authorized leave of absence or absence on military or governmental service shall be deemed a termination of employment for purposes of this subsection.

(b) CORPORATE OFFICER RETIREMENT. Unless otherwise provided in the instrument evidencing an Option, in the event that a corporate officer terminates his or her employment by reason of retirement, as determined by eligibility for retirement under the Company's qualified retirement plan, all rights to exercise an Option shall terminate on the earlier of three (3) years following such termination of employment or the expiration date of the Option.

(c) DEATH OF PARTICIPANT. If any Participant dies while employed by the Company, or within three (3) months thereafter, the Participant's Option shall terminate at the time provided in the instrument evidencing the Option for termination in the event of death or, if the instrument contains no such provision, the Participant's Option shall terminate three (3) years after the Participant's death (but in each instance not later than the date the Option would otherwise expire). Subject to the limitations on the Option, such Option may be exercised by the executors or administrators of the Participant's estate or by the Participant's legatees or heirs.

(d) DISABILITY. In the event of termination of a Participant's employment as a result of disability within the meaning of paragraph (a) above, a Participant's Option shall terminate three (3) years after the Participant's employment terminates (but in no event after the expiration of the Option period).

9.  NON-TRANSFERABILITY OF OPTIONS

      No Option may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime the Option may be exercised only by the Participant. More particularly, but without limiting the generality of the foregoing, an Option may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any Option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon an Option will be null and void and without effect, and the Administrator may, in its discretion, upon the happening of any such event, terminate an Option forthwith.

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10.  PAYMENT FOR STOCK

      Shares which are subject to an Option shall be issued only upon receipt by the Company of full payment of the consideration for the shares as to which the Option is exercised. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 and may require that the Participant agree that any sales of the shares will be made only in such manner as is permitted by the Administrator and that the Participant will notify the Company when the Participant makes any disposition of the shares whether by sales, gift or otherwise. The Company shall use its best efforts to effect any such compliance and listing, and the Participant shall take any action reasonably requested by the Company in such connection. A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Stock subject to the Option only after the Participant has given written notice of exercise and has paid in full for such shares.

11.  CHANGES IN STOCK

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the kind and aggregate number of shares reserved for issuance under the Plan, (ii) the kind, number and option price of shares subject to outstanding Options granted under the Plan and (iii) the maximum number and kind of shares that may be made subject to options granted to any Eligible Recipient as set forth in Section 4. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this Section 11, the Administrator may provide, in its discretion, for the cancellation of any outstanding Options and payment in cash or other property therefore. In the event of any adjustment in the number of shares covered by any Option, each such Option shall cover only the number of full shares resulting from such adjustment.

12.  EMPLOYMENT RIGHTS

      Neither the adoption of the Plan nor the grant of any Option under it shall confer upon any employee of the Company any right to continued employment with the Company, nor shall either interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause. Neither the existence of the Plan nor the grant of any Option hereunder shall be taken into account in determining any damages to which an employee may be entitled upon termination of employment.

13.  EFFECTIVE DATE, TERMINATION AND AMENDMENT OF THE PLAN

(a) EFFECTIVE DATE OF THE PLAN. The Plan was effective on March 5, 1997 (the "Effective Date"), the date on which it was approved by the shareholders of the Company.

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(b) TERMINATION OR DISCONTINUANCE OF THE PLAN. The Plan shall terminate ten years from the Effective Date. Prior thereto, the Board may suspend or terminate the Plan or discontinue granting Options under the Plan at any time; provided, however, that any such suspension, termination or discontinuance shall not affect any Options then outstanding under the Plan. No Options under the Plan may be granted after termination of the Plan.

(c) AMENDMENT OF THE PLAN. The Board from time to time may make such modifications or amendments of the Plan as it may deem advisable but may not, without further approval of the shareholders of the Company, except as provided in Section 11 hereof (i) increase the maximum number of shares which shall be available and reserved for issue under the Plan, (ii) change the class of persons eligible to receive Options, or (iii) extend the term of the Plan beyond the period provided in this Section. Notwithstanding the foregoing, shareholder approval under this Section 13 shall only be required at such time and under such circumstances as shareholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company.

(d) AMENDMENT OF OUTSTANDING OPTIONS. The Administrator may at any time or times amend any outstanding Option or Options for the purpose of satisfying the requirements of changes in applicable laws or regulations. Further, it may, with the consent of the holder of the Option, make such modifications or amendments as it shall deem advisable. Notwithstanding the foregoing, except for adjustments pursuant to Section 11, the Administrator may not modify or amend outstanding Options for the purpose of reducing the exercise price without shareholder approval, or cancel outstanding Options for the purpose of repricing, replacing or regranting such Options with an exercise price that is less than the original exercise price (as adjusted pursuant to Section 11) of such Options without shareholder approval.

(e) LIMITATION. Except as provided in Section 11, neither the termination nor any modification or amendment of the Plan or any outstanding Option shall, without the consent of the holder of an Option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such Option or alter or impair any Option previously granted under the Plan.

14.  TERMINATION OF RIGHT OF ACTION

      Every right of action arising out of or in connection with the Plan by or on behalf of the Company, or by any shareholder of the Company against any past, present or future member of the Board or against any employee, or by an employee (past, present or future) against the Company shall, irrespective of the place where an action may be brought and irrespective of the place or residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect to which such right of action is alleged to have arisen.

15.  GENERAL PROVISIONS

(a) OTHER AWARDS AND COMPENSATION. The Plan shall not restrict the authority of the Board, acting directly or by authorization to any committee, for

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proper corporate purposes, to grant or assume stock options or replacements or substitutions therefore, other than under the Plan, whether in connection with any acquisition or otherwise, and with respect to any employee or other person, or to award bonuses or other benefits to Participants under the Plan in connection with exercises under the Plan (except with respect to Participants who are or may become subject to Section 162(m) of the Code) or otherwise, or to maintain or establish other compensation or benefit plans or practices.

(b) STATUTORY REFERENCES, ETC. References to the provisions of statutes and regulations in the Plan shall be deemed to refer to such provisions as from time to time are in effect, unless the context suggests otherwise.

(c) PAYMENT OF TAXES. Each Participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Stock that would otherwise be issued to the Participant having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate), or (d) surrendering a number of shares of Stock the Participant already owns having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes).

(d) LIABILITY. No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(e) UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(f) PARTICIPANTS IN OTHER COUNTRIES. The Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company may operate to

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assure the viability of the benefits from Options granted to Participants employed in such countries and to meet the objectives of the Plan.

(g) SEVERABILITY. If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

(h) CHOICE OF LAW. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

16.  TERM OF THE PLAN

      No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards theretofore granted may extend beyond that date.

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